EXHIBIT 5.1
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                                   May 5, 2006

Western Power & Equipment Corp.
6407-B N.E. 117th Avenue
Vancouver, WA 98662


Gentlemen:

We have acted as counsel to Western Power & Equipment Corp. (the "Company") in connection with its filing of a registration statement on Form S-1, Registration No. 333-____________ (the "Registration Statement") covering 950,000 shares of common stock $.001 par value (the "Common Stock") to be sold by the selling security holders.

In our capacity as counsel to the Company, a Delaware corporation, we have examined the Company's Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with the original documents of all documents submitted to us as conformed or photostatic copies, the authenticity of all documents submitted to us as originals and the genuineness of all signatures on all documents submitted to us.

On the basis of the foregoing, we are of the opinion that:

The shares of Common Stock covered by this Registration Statement have been validly authorized and will when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

This opinion opines upon Delaware law including the Delaware constitution, all applicable provisions of the statutory provisions, and reported judicial decisions interpreting those laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting the Registration Statement.
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We are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction, except the laws of the United States of America and the laws of the State of Delaware.

                                            Very truly yours,

                                            /s/ Gersten Savage LLP
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                                            Gersten Savage LLP